Exhibit 99.1

Paramount Announces First Quarter 2024 Results

– Raises Guidance for Full Year 2024 –

NEW YORK – May 1, 2024 – Paramount Group, Inc. (NYSE: PGRE) (“Paramount” or the “Company”) filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 today and reported results for the first quarter ended March 31, 2024.

First Quarter Highlights:

Results of Operations:

•
Reported net income attributable to common stockholders of $9.9 million, or $0.05 per diluted share, for the quarter ended March 31, 2024, compared to $1.7 million, or $0.01 per diluted share, for the quarter ended March 31, 2023. Net income attributable to common stockholders for the quarter ended March 31, 2024 includes a $14.1 million non-cash gain on extinguishment of a tax liability related to the Company’s initial public offering.
•
Reported Core Funds from Operations (“Core FFO”) attributable to common stockholders of $47.9 million, or $0.22 per diluted share, for the quarter ended March 31, 2024, compared to $54.7 million, or $0.25 per diluted share, for the quarter ended March 31, 2023.
•
Reported a 1.5% decrease in Same Store Cash Net Operating Income (“NOI”) and a 3.5% decrease in Same Store NOI in the quarter ended March 31, 2024, compared to the same period in the prior year.
•
Leased 276,717 square feet, of which the Company’s share was 170,522 square feet that was leased at a weighted average initial rent of $68.82 per square foot. Of the 276,717 square feet leased, 94,975 square feet represented the Company’s share of second generation space(1), for which mark-to-markets were negative 4.1% on a cash basis and negative 17.7% on a GAAP basis.

Capital Markets Activity:

•
On February 1, 2024, the Company, together with its joint venture partner, modified and extended the existing mortgage loan at One Market Plaza, a 1.6 million square-foot two-building trophy asset in San Francisco, California. The existing $975.0 million loan, which bore interest at a fixed rate of 4.03%, was scheduled to mature on February 6, 2024. In connection with the modification, the loan balance was reduced to $850.0 million, following a $125.0 million paydown by the joint venture, of which the Company’s 49.0% share was $61.25 million. The modified loan bears interest at a fixed rate of 4.08%, matures in February 2027 and has an option to extend for an additional year, subject to certain conditions.
•
On March 29, 2024, the joint venture that owns 60 Wall Street, in which the Company has a 5.0% ownership interest, modified the existing $575.0 million mortgage loan and extended the maturity to May 2029. In connection with the modification, the loan was split into (i) a $316.25 million A-Note that bears interest at SOFR plus 245 basis points, of which 4.0% is current pay and the remaining is accrued, and (ii) a $258.75 million B-Note that accrues interest at 12.0%. The joint venture plans to redevelop the property and all amounts funded by the joint venture will be senior to the B-Note and all accrued interest.
•
Declared a first quarter cash dividend of $0.035 per common share on March 15, 2024, which was paid on April 15, 2024.

__________________

(1) Second generation space represents space leased in the current period (i) prior to its originally scheduled expiration, or (ii) that has been vacant for less than twelve months.

Financial Results

Quarter Ended March 31, 2024

Net income attributable to common stockholders was $9.9 million, or $0.05 per diluted share, for the quarter ended March 31, 2024, compared to $1.7 million, or $0.01 per diluted share, for the quarter ended March 31, 2023. Net income attributable to common stockholders for the quarter ended March 31, 2024 includes a $14.1 million non-cash gain on extinguishment of a tax liability related to the Company’s initial public offering.

Funds from Operations (“FFO”) attributable to common stockholders was $59.8 million, or $0.28 per diluted share, for the quarter ended March 31, 2024, compared to $56.8 million, or $0.26 per diluted share, for the quarter ended March 31, 2023. FFO attributable to common stockholders for the quarter ended March 31, 2024 includes a $14.1 million non-cash gain on extinguishment of a tax liability related to the Company’s initial public offering. FFO attributable to common stockholders for the quarters ended March 31, 2024 and 2023 also includes the impact of other non-core items, which are listed in the table on page 9. The aggregate of the non-core items, net of amounts attributable to noncontrolling interests, increased FFO attributable to common stockholders for the quarters ended March 31, 2024 and 2023 by $11.9 million and $2.1 million, or $0.06 and $0.01 per diluted share, respectively.

Core FFO attributable to common stockholders, which excludes the impact of the non-core items listed on page 9, was $47.9 million, or $0.22 per diluted share, for the quarter ended March 31, 2024, compared to $54.7 million, or $0.25 per diluted share, for the quarter ended March 31, 2023.

Portfolio Operations

Quarter Ended March 31, 2024

Same Store Cash NOI decreased by $1.4 million, or 1.5%, to $89.2 million for the quarter ended March 31, 2024 from $90.6 million for the quarter ended March 31, 2023. Same Store NOI decreased by $3.4 million, or 3.5%, to $93.9 million for the quarter ended March 31, 2024 from $97.3 million for the quarter ended March 31, 2023.

During the quarter ended March 31, 2024, the Company leased 276,717 square feet, of which the Company’s share was 170,522 square feet that was leased at a weighted average initial rent of $68.82 per square foot. This leasing activity, offset by lease expirations in the quarter, decreased leased occupancy by 120 basis points to 86.5% at March 31, 2024 from 87.7% at December 31, 2023. Same store leased occupancy decreased by 100 basis points to 89.1% at March 31, 2024 from 90.1% at December 31, 2023.

Of the 276,717 square feet leased in the first quarter, 94,975 square feet represented the Company’s share of second generation space for which mark-to-markets were negative 4.1% on a cash basis and negative 17.7% on a GAAP basis. The negative mark-to-market of 17.7% on a GAAP basis was driven primarily by a FAS 141 below-market lease adjustment that was included in the prior GAAP rent. Excluding the below-market lease adjustment from the prior GAAP rent, the mark-to-market on a GAAP basis would have been negative 2.2%. The weighted average lease term for leases signed during the first quarter was 7.9 years and weighted average tenant improvements and leasing commissions on these leases were $10.53 per square foot per annum, or 15.3% of initial rent.

Guidance

The Company is raising its Estimated Core FFO Guidance for the full year of 2024, which is reconciled below to estimated net loss attributable to common stockholders per diluted share in accordance with GAAP. The Company estimates that net loss attributable to common stockholders will be between $0.10 and $0.04 per diluted share, compared to its prior estimate of $0.18 and $0.12 per diluted share, a decrease in net loss of $0.08 per diluted share at the midpoint of the Company’s prior estimate. The decrease in net loss of $0.08 per diluted share resulted primarily from (i) $0.06 per diluted share of a non-cash gain on extinguishment of a tax liability related to the Company's initial public offering that was recognized in the three months ended March 31, 2024 and (ii) $0.02 per diluted share from better than expected portfolio operations and higher fee and other income. The estimated net loss attributable to common stockholders per diluted share is not a projection and is being provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

Based on the Company’s performance for the three months ended March 31, 2024 and its outlook for the remainder of 2024, the Company is raising its Estimated 2024 Core FFO to be between $0.75 and $0.81 per diluted share, compared to its prior estimate of $0.73 and $0.79 per diluted share. This represents an increase of $0.02 per diluted share at the midpoint of the Company’s prior guidance, resulting primarily from better than expected portfolio operations and higher fee and other income.

	Full Year 2024
(Amounts per diluted share)	Low	High
Estimated net loss attributable to common stockholders	$(0.10)	$(0.04)
Pro rata share of real estate depreciation and amortization, including the Company's share of unconsolidated joint ventures	0.91	0.91
Estimated FFO	0.81	0.87
Adjustments for non-core items (1)	(0.06)	(0.06)
Estimated Core FFO	$0.75	$0.81

Except as described above, these estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise to be referenced during the conference call referred to on page 6. These estimates do not include the impact on operating results from possible future property acquisitions or dispositions, or realized and unrealized gains and losses on real estate related fund investments. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

_________________________

(1) Represents non-core items for the three months ended March 31, 2024, that are listed in the table on page 9. The Company is not making projections for non-core items that may impact its financial results for the remainder of 2024, which may include unrealized gains or losses on real estate fund investments, acquisition and transaction related costs and other items that are not included in Core FFO.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms; dependence on tenants’ financial condition; the risk we may lose a major tenant or that a major tenant may be adversely impacted by market and economic conditions, including elevated inflation and interest rates; trends in the office real estate industry including telecommuting, flexible work schedules, open workplaces and teleconferencing; the uncertainties of real estate development, acquisition and disposition activity; the ability to effectively integrate acquisitions; fluctuations in interest rates and the costs and availability of financing; the ability of our joint venture partners to satisfy their obligations; the effects of local, national and international economic and market conditions and the impact of elevated inflation and interest rates on such market conditions; the effects of acquisitions, dispositions and possible impairment charges on our operating results; the negative impact of any future pandemic, endemic or outbreak of infectious disease on the U.S., regional and global economies and our tenants’ financial condition and results of operations; regulatory changes, including changes to tax laws and regulations; and other risks and uncertainties detailed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. The Company does not undertake a duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

FFO is a supplemental measure of our performance. We present FFO in accordance with the definition adopted by the National Association of Real Estate Investment Trusts (“Nareit”). Nareit defines FFO as net income or loss, calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), adjusted to exclude depreciation and amortization from real estate assets, impairment losses on certain real estate assets and gains or losses from the sale of certain real estate assets or from change in control of certain real estate assets, including our share of such adjustments of unconsolidated joint ventures. FFO is commonly used in the real estate industry to assist investors and analysts in comparing results of real estate companies because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. In addition, we present Core FFO as an alternative measure of our operating performance, which adjusts FFO for certain other items that we believe enhance the comparability of our FFO across periods. Core FFO, when applicable, excludes the impact of certain items, including, transaction related costs, realized and unrealized gains or losses on real estate related fund investments, unrealized gains or losses on interest rate swaps, severance costs, gains or losses on early extinguishment of debt and other non-core adjustments, in order to reflect the Core FFO of our real estate portfolio and operations. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.

FFO and Core FFO are presented as supplemental financial measures and do not fully represent our operating performance. Other REITs may use different methodologies for calculating FFO and Core FFO or use other definitions of FFO and Core FFO and, accordingly, our presentation of these measures may not be comparable to other real estate companies. Neither FFO nor Core FFO is intended to be a measure of cash flow or liquidity. Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations and cash flows.

NOI is used to measure the operating performance of our properties. NOI consists of rental revenue (which includes property rentals, tenant reimbursements and lease termination income) and certain other property-related revenue less operating expenses (which includes property-related expenses such as cleaning, security, repairs and maintenance, utilities, property administration and real estate taxes). We also present Cash NOI which deducts from NOI, straight-line rent adjustments and the amortization of above and below-market leases, including our share of such adjustments of unconsolidated joint ventures. In addition, we present PGRE’s share of NOI and Cash NOI which represents our share of NOI and Cash NOI of consolidated and unconsolidated joint ventures, based on our percentage ownership in the underlying assets. We use NOI and Cash NOI internally as performance measures and believe they provide useful information to investors regarding our financial condition and results of operations because they reflect only those income and expense items that are incurred at the property level.

Same Store NOI is used to measure the operating performance of properties in our New York and San Francisco portfolios that were owned by the Company in a similar manner during both the current period and prior reporting periods and represents Same Store NOI from consolidated and unconsolidated joint ventures based on our percentage ownership in the underlying assets. Same Store NOI also excludes lease termination income, impairment of receivables arising from operating leases and certain other items that may vary from period to period. We also present Same Store Cash NOI, which excludes the effect of non-cash items such as the straight-line rent adjustments and the amortization of above and below-market leases.

In the first quarter of 2024, we updated our presentation of NOI, Cash NOI and Core FFO attributable to common stockholders to exclude the impact of Market Center and 111 Sutter Street, which we have designated as non-core assets. Accordingly, we have recast the presentation for all prior periods presented to reflect this change.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in this press release and in our Supplemental Information for the quarter ended March 31, 2024, which is available on our website.

Investor Conference Call and Webcast

The Company will host a conference call and audio webcast on Thursday, May 2, 2024 at 10:00 a.m. Eastern Time (ET), during which management will discuss the first quarter results and provide commentary on business performance. A question and answer session with analysts and investors will follow the prepared remarks.

The conference call can be accessed by dialing 877-407-0789 (domestic) or 201-689-8562 (international). An audio replay of the conference call will be available from 1:00 p.m. ET on May 2, 2024 through May 9, 2024 and can be accessed by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13745787.

A live audio webcast of the conference call will be available through the “Investors” section of the Company’s website, www.pgre.com. A replay of the webcast will be archived on the Company’s website.

About Paramount Group, Inc.

Headquartered in New York City, Paramount Group, Inc. is a fully-integrated real estate investment trust that owns, operates, manages, acquires and redevelops high-quality, Class A office properties located in select central business district submarkets of New York City and San Francisco. Paramount is focused on maximizing the value of its portfolio by leveraging the sought-after locations of its assets and its proven property management capabilities to attract and retain high-quality tenants.

Contact Information:

Wilbur Paes Chief Operating Officer, Chief Financial Officer and Treasurer 212-237-3122 ir@pgre.com	Tom Hennessy Vice President, Investor Relations and Business Development 212-237-3138 ir@pgre.com

Media:

212-492-2285

pr@pgre.com

Paramount Group, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

Assets:	March 31, 2024	December 31, 2023
Real estate, at cost:
Land	$1,966,237	$1,966,237
Buildings and improvements	6,278,863	6,250,379
	8,245,100	8,216,616
Accumulated depreciation and amortization	(1,524,078)	(1,471,819)
Real estate, net	6,721,022	6,744,797
Cash and cash equivalents	276,235	428,208
Restricted cash	171,776	81,391
Accounts and other receivables	16,048	18,053
Real estate related fund investments	-	775
Investments in unconsolidated real estate related funds	4,603	4,549
Investments in unconsolidated joint ventures	132,788	132,239
Deferred rent receivable	353,826	351,209
Deferred charges, net	107,407	108,751
Intangible assets, net	62,609	68,005
Other assets	83,411	68,238
Total assets	$7,929,725	$8,006,215

Liabilities:
Notes and mortgages payable, net	$3,669,850	$3,803,484
Revolving credit facility	-	-
Accounts payable and accrued expenses	115,038	114,463
Dividends and distributions payable	8,376	8,360
Intangible liabilities, net	26,026	28,003
Other liabilities	31,774	37,017
Total liabilities	3,851,064	3,991,327
Equity:
Paramount Group, Inc. equity	3,199,050	3,203,285
Noncontrolling interests in:
Consolidated joint ventures	480,542	413,925
Consolidated real estate related funds	103,886	110,589
Operating Partnership	295,183	287,089
Total equity	4,078,661	4,014,888
Total liabilities and equity	$7,929,725	$8,006,215

Paramount Group, Inc.

Consolidated Statements of Income

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended March 31,
	2024	2023
Revenues:
Rental revenue	$179,723	$181,713
Fee and other income	9,154	6,761
Total revenues	188,877	188,474
Expenses:
Operating	71,740	70,309
Depreciation and amortization	61,114	58,888
General and administrative	16,634	14,623
Transaction related costs	178	128
Total expenses	149,666	143,948
Other income (expense):
(Loss) income from real estate related fund investments	(43)	3,550
Income (loss) from unconsolidated real estate related funds	105	(178)
Loss from unconsolidated joint ventures	(1,346)	(5,762)
Interest and other income, net	19,420	2,925
Interest and debt expense	(40,269)	(36,459)
Income before income taxes	17,078	8,602
Income tax expense	(347)	(288)
Net income	16,731	8,314
Less net income attributable to noncontrolling interests in:
Consolidated joint ventures	(5,206)	(5,641)
Consolidated real estate related funds	(762)	(823)
Operating Partnership	(898)	(121)
Net income attributable to common stockholders	$9,865	$1,729

Income per Common Share:
Basic	$0.05	$0.01
Diluted	$0.05	$0.01

Weighted average common shares outstanding:
Basic	217,105,686	216,563,108
Diluted	217,186,409	216,617,020

Paramount Group, Inc.

Reconciliation of Net Income to FFO and Core FFO

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended March 31,
	2024	2023
Reconciliation of Net Income to FFO and Core FFO:
Net income	$16,731	$8,314
Real estate depreciation and amortization (including our share of unconsolidated joint ventures)	64,424	68,431
Amounts attributable to noncontrolling interests in consolidated joint ventures and real estate related funds	(15,885)	(16,005)
FFO attributable to the Operating Partnership	65,270	60,740
Amounts attributable to noncontrolling interests in the Operating Partnership	(5,449)	(3,961)
FFO attributable to common stockholders	$59,821	$56,779
Per diluted share	$0.28	$0.26

FFO attributable to the Operating Partnership	$65,270	$60,740
Adjustments for non-core items:
Non-cash gain on extinguishment of IPO related tax liability	(15,437)	-
Non-core assets (1)	-	(1,616)
Other, net (primarily adjustments related to consolidated and
unconsolidated joint ventures)	2,471	(647)
Core FFO attributable to the Operating Partnership	52,304	58,477
Amounts attributable to noncontrolling interests in the Operating Partnership	(4,366)	(3,814)
Core FFO attributable to common stockholders	$47,938	$54,663
Per diluted share	$0.22	$0.25

Reconciliation of weighted average shares outstanding:
Weighted average shares outstanding	217,105,686	216,563,108
Effect of dilutive securities	80,723	53,912
Denominator for FFO and Core FFO per diluted share	217,186,409	216,617,020

_______________________________________________________________________

(1) Represents Market Center and 111 Sutter Street.

Paramount Group, Inc.

Reconciliation of Net Income to Same Store NOI and Same Store Cash NOI

(Unaudited and in thousands)

	For the Three Months Ended March 31,
	2024	2023
Reconciliation of Net Income to Same Store NOI and Same Store Cash NOI:
Net income	$16,731	$8,314
Adjustments to arrive at NOI:
Fee income	(6,248)	(4,557)
Depreciation and amortization	61,114	58,888
General and administrative	16,634	14,623
Loss (income) from real estate related fund investments	43	(3,550)
Loss from unconsolidated joint ventures	1,346	5,762
NOI from unconsolidated joint ventures (excluding One Steuart Lane)	5,602	10,381
Interest and other income, net	(19,420)	(2,925)
Interest and debt expense	40,269	36,459
Income tax expense	347	288
Non-core assets (1)	-	(5,076)
Other, net	73	306
Amounts attributable to noncontrolling interests in consolidated joint ventures	(22,908)	(22,712)
PGRE's share of NOI	93,583	96,201
Non-same store adjustments:
Lease termination income	(944)	-
Other, net	1,304	1,137
PGRE's share of Same Store NOI	$93,943	$97,338

PGRE's share of NOI	$93,583	$96,201
Adjustments to arrive at Cash NOI:
Straight-line rent (including our share of unconsolidated joint ventures)	(3,387)	(7,691)
Amortization of above and below-market leases, net (including our share of unconsolidated joint ventures)	(1,658)	(1,838)
Non-core assets (1)	-	261
Amounts attributable to noncontrolling interests in consolidated joint ventures	439	2,867
PGRE's share of Cash NOI	88,977	89,800
Non-same store adjustments:
Lease termination income	(944)	-
Other, net	1,198	815
PGRE's share of Same Store Cash NOI	$89,231	$90,615

_________________________________________________________________________

(1) Represents Market Center and 111 Sutter Street.